Exhibit 10.13

BLACK KNIGHT FINANCIAL SERVICES, LLC

2013 MANAGEMENT INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT, DEFINITIONS AND PURPOSE

1.1 Establishment. Black Knight Financial Services, LLC, a Delaware limited liability company (the “Company”), hereby establishes this plan, which is to be known as the “Black Knight Financial Services, LLC 2013 Management Incentive Plan” (the “Plan”). The Plan shall become effective as of January 2, 2014.

1.2 Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in that certain the Amended and Restated Limited Liability Company Agreement of the Company dated as of January 3, 2014, as may be amended from time to time, or any successor agreement thereto (the “LLC Agreement”).

1.3 Purpose. The Plan is intended to promote the long-term growth and profitability of the Company by providing members of management and other service providers who are or will be involved in the Company’s growth with an opportunity to acquire an ownership interest in the Company, thereby encouraging such persons to contribute to and participate in the success of the Company. Under the Plan, the Board may grant awards (each, an “Award”) of Class B Units (the “Units”) to employees and/or Managers of the Company and/or its Subsidiaries, as may be selected in the sole discretion of the Board (collectively, “Participants”).

ARTICLE II

AWARD POOL

2.1 Award Pool. 11,111,111 Units are reserved for issuance under the Plan in accordance with the terms of the LLC Agreement. Any Units that for any reason are cancelled, forfeited, or acquired by the Company (pursuant to a put, call, redemption or other right) shall again be available for issuance under the Plan.

ARTICLE III

ADMINISTRATION

3.1 Administration. The Board (or a subcommittee thereof appointed to administer the Plan, which shall be treated as the “Board” for purposes of the Plan) shall, subject to the provisions of this Plan and the LLC Agreement, have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of the Plan, including, but not limited to the full power and authority to (a) interpret the terms of the Plan, the terms of any Awards made under the Plan, and the rules and procedures established by the Board governing any such Awards, (b) determine the rights of any person under the Plan, or the meaning of requirements imposed by the terms of the Plan or an Award, or any rule or procedure established by the Board, (c) select the Participants to whom Awards will be granted under the Plan, (d) establish any vesting or other terms and conditions applicable to an Award, (e) impose such limitations, restrictions and conditions upon, or in connection with, such Awards as it shall deem appropriate, (f) adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (g) correct any defect or omission or reconcile any inconsistency in the Plan and (h) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan and Awards, subject to the LLC Agreement and such limitations as may be imposed by the Code or other applicable law. Each action of the Board (including each interpretation or other determination of the Board) with respect to the Plan or any Awards made under the Plan shall be final, binding and conclusive on all persons. Notwithstanding the foregoing, the grant of Awards hereunder shall be subject to the review and approval of Fidelity and, for so long as THL has the right to designate one or more Managers pursuant to the LLC Agreement, THL.

ARTICLE IV

ELIGIBILITY AND AWARD AGREEMENTS

4.1 Eligibility. Subject to the terms of the Plan and the LLC Agreement, the Board shall have the authority to select the Participants who will receive Awards.

4.2 Award Agreement. Awards granted under the Plan shall be evidenced by a written agreement executed by the Company and the Participant (the “Award Agreement”).

ARTICLE V

GENERAL PROVISIONS

5.1 Nature of Awards. Each Unit will be treated as a separate Profits Interest. The Units issued under this Plan shall have a Hurdle Amount sufficient in the determination of the Board to cause such Units to be properly treated as “profits interest” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343 (such interest, a “Profits Interest”); provided, however, that in no event shall the Board, the Company or any Affiliate of the Company (or their employees, agents, officers, directors, managers, successors or assigns) be liable to any Participant if the Units are not treated as Profits Interests for U.S. federal income tax purposes. Notwithstanding anything to the contrary, distributions to a Participant pursuant to Section 5.3 of the LLC Agreement shall be limited to the extent necessary so that the Profits Interest of such Participant qualifies as a “profits interest” under Rev. Proc. 93-27, and the Plan, Award and LLC Agreement shall be interpreted accordingly. In accordance with Rev. Proc. 2001-43, 2001-2 CB 191, the Company shall treat a Participant holding an Award as the owner of the Units underlying such Award from the date the Award is granted, and shall file its IRS Form 1065, and issue appropriate Schedule K-1s to such Participant allocating to such Participant its distributive share of all items of income, gain, loss, deduction and credit associated with such Profits Interest as if it were fully vested. Each Participant agrees to take into account such distributive share in computing its federal income tax liability for the entire period during which it holds the Award and/or Units. The undertakings contained in Section 3.4(b) of the LLC Agreement shall be construed in accordance with Section 4 of Rev. Proc. 2001-43. The provisions of Section 3.4(b) of the LLC Agreement shall apply regardless of whether or not the Participant files an election pursuant to Section 83(b) of the Code.

5.2 Voting Rights. Units granted pursuant to the Plan shall not provide to the holders thereof any right to vote on, or consent to, any matter under the LLC Agreement or the Act, including the merger, consolidation, conversion or dissolution of the Company.

5.1 Amendment; Termination. The Board may modify, amend, suspend or terminate the Plan in whole or in part at any time; provided, however, that such modification, amendment, suspension or termination shall not, without a Participant’s consent, adversely affect the rights in any material respect of a previously-made Award. No Awards may be granted under the Plan after January 2, 2024.

5.2 Governing Law. The Act shall govern all questions arising under this Plan concerning the relative rights of the Company and the Participants. All other questions concerning the construction, validity and interpretation of this Plan shall be governed by and construed in accordance with the domestic laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company and Participants (pursuant to the Award Agreements), will irrevocably and unconditionally submit to the exclusive jurisdiction of any State or Federal court sitting in New York, NY over any suit, action or proceeding arising out of or relating to this Plan or the Awards. Service of any process, summons, notice or document by U.S. registered mail addressed to any party shall be effective service of process for any action, suit or proceeding brought against a party in any such court. The Company and Participants (pursuant to the Award Agreements) will waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon any party and may be enforced in any other courts to whose jurisdiction any party is or may be subject, by suit upon such judgment.

5.3 Securities Laws. The Plan has been instituted by the Company to provide certain compensatory incentives to Participants and is intended to qualify for an exemption from the registration requirements under the Securities Act and any other applicable state securities laws pursuant to Rule 701 under the Securities Act or any other applicable exemption (collectively, the “Exemption”); however, the Company makes no representation or warranty that the Exemption applies to the Awards, and in no event shall the Board, the Company or any Affiliate of the Company (or their employees, agents, officers, directors, managers, successors or assigns) be liable to any Participant (other than to effect rescission or similar rights that may arise under applicable securities laws) for any failure to comply with such Exemptions. The Company may impose any restrictions or terms on any Awards or Units granted pursuant to Awards, and may require Participants to make such representations, as the Company determines to be necessary to comply with the Exemption.

5.4 Section 409A Compliance. It is the intention of the Company and the Board that Awards granted under the Plan not be subject to the provisions of Section 409A of the Code. To the extent an Award granted under the Plan is determined to be subject to the provisions of Section 409A of the Code, it is intended that the terms of the LLC Agreement, the Plan and the Award Agreement applicable to such Award comply with Section 409A and they shall be interpreted in a manner consistent with such intent. Notwithstanding the foregoing, the Company makes no representation or warranty that the Awards will not be subject to (or will comply with) Section 409A of the Code, and in no event shall the Board, the Company or any Affiliate of the Company (or their employees, agents, officers, directors, managers, successors or assigns) be liable to any Participant for any failure to comply with Section 409A or an applicable exemption thereunder.

5.5 No Guarantees Regarding Tax Treatment; No Tax Minimization Obligation. Neither the Board nor the Company make any guarantees to any person regarding the tax treatment of any Award or payments made with respect to any Award. Neither the Board nor the Company have any duty or obligation to minimize the tax consequences of any Award, including, without limitation, tax consequences that may result from changes to applicable law and none of the Board, the Company, any subsidiaries or affiliates of the Company, or any of their employees or representatives shall have any liability to any person with respect to such tax consequences.

5.6 Withholding. A Participant may be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold from any payment due under any Award, the amount (in cash or, at the election of the Company, securities or other property) of any applicable federal, state, local or foreign withholding taxes in respect of such payment and to take such other action as may be necessary in the opinion of the Administrator to satisfy all obligations for the payment of withholding taxes.

5.7 Conflict between the Plan and the LLC Agreement. The Plan is subject to the LLC Agreement. In the event of a conflict between any term or provision contained herein and a term or provision of the LLC Agreement, the applicable term and provision of the LLC Agreement will govern and prevail.

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